Exhibit 10.1

GlobeX Data SA® Secure Cloud Services

Licensee License Agreement and Program

WHEREAS, This License Agreement (“Agreement”) is made on this 3rd day of April, 2017 (“Effective Date”), by and between GlobeX Data S.A., a Swiss corporation with Registration No. CH-660-2009007-7 (hereinafter referred to as “GDSA”) with principal offices at Rue du Rhône, Geneva GE-1204, Switzerland,

and

GlobeX Data, Inc., a Delaware, USA company with EIN 46-1440118 (hereinafter referred to as “Licensee”) with principal offices at 1420 Fifth Avenue, suite 2200, Seattle, WA 98101, USA;

WHEREAS, GDSA owns, licenses and provides: (i) a subscription-based Secure Cloud Services and management services, being GDSA’s online software and storage system for cloud storage, file mangement and secure communications to be called “the Secure Cloud Storage and Secure Communications Solutions” offered by GDSA worldwide through its Internet site and affiliate partnerships, as further defined below (“Services”) and;

WHEREAS, Licensee desires to market the Services to companies and individuals alike for the express purpose of providing the Services to the customers or end users (“End User”);

NOW THEREFORE, in consideration of the following conditions set forth in this Agreement, the Parties hereto agree as follows:

1. Definitions.

In this Agreement, the following terms shall have the following meanings:

“Confidential Information” means any and all information which is disclosed by GDSA or Licensee to the other Party of this Agreement verbally, electronically, visually, or in a written or other tangible form which is either identified or should be reasonably understood to be confidential or proprietary. Confidential Information includes, but is not limited to, price lists, trade secrets, computer programs, software, formulas, data, inventions, techniques, marketing plans, strategies and forecasts made available by the disclosing party, whether such information relates to GDSA, Licesee or its third party suppliers or licensors. Confidential Information includes without limitation, information regarding the Plan Offerings.

“End User” means a Prospect or Customer, introduced to GDSA by Licesee, that is licensed by GDSA (in its discretion), Licensee or a GDSA approved sub-Licensee of Licensee pursuant to the terms of the End User License Agreement or Terms of Use accepted by the End User to make use of one or more of the Plan Offerings for its own internal use purposes. All End Users are tracked through a persistent cookie or by manual entry by the Licensee to credit the registration back to the Licesee.

“Plan Offerings” or “Software” or “Service” means: (i) the subscription-based service powered by DigitalSafe®, PrivaTalk® or any brand owered by GDSA being GDSA’s Secure Cloud Services Solutions, being those Plan Offerings that Licensee is permitted to offer to Prospects. The Plan Offerings are described at the pricing page of each GDSA powered service, such as https://www.digitalsafe.com/en/pricing as such descriptions may be amended from time-to-time as provided in this Agreement or any custom plan offering agreed upon by GDSA and Licesee. Licensee is entitled to create its own plans in association with GDSA in order to create integration ease.

“Prospect” means an individual, corporation, company, partnership or other entity, who is a customer of Licensee and who may be a potential End User.

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GlobeX Data SA® Secure Cloud Services

Licensee License Agreement and Program

“Licensee Fee” shall mean an amount of the Full Price Service Fee Revenue paid to GDSA by Licensee for so long as this Agreement remains in effect. Full Price shall mean the pricing displayed on www.digitalsafe.com and/or and/or www.digitalsafe.ch and/or at any given time. A custom plan for Licensee can be tailored by GDSA and Licensee together. In all circumstances, the profit sharing shall be split with GDSA as follows:

1.	GDSA shall have TEN percent (10%) of gross revenues due to GDSA and Licensee shall have NINETY percent (90%) of gross revenues du to GDSA.

The commission on any Prospect undertaken after the signing of this contract and prior to termination that results in a Sale before or after Termination shall be paid to Licensee for the duration of the Prospect relationship with GDSA. Both GDSA and Licensee shall be bound by the accompanying Mutual Non-disclosure Agreement.

a.	Licensee shall provide to GDSA an updated Prospect list within 24hours of the termination notice.

b.	Licensee shall be granted a twelve (12) month extension from the date of termination to secure a sale with all Prospects listed on the Prospect list.

c.	Any Prospect sales achieved during this period from this extension will be paid to the Licensee by GDSA as per the payment terms as outlined in this agreement for the term of the client relationship with GDSA.

2.	For Telecom sales or ISP companies, Licensee shall consult with GDSA before approaching such companies. A different Profit sharing may be applied depending on the pricing discount issued to Telecom or ISP companies.

3.	All credit card processing fees are at the charge of Licensee if Licensee processes payment. If payments are processed by GDSA, Licensee shall not be charged for credit card processing fees.

4.	If Licensee collects payments directly from users, all such payments to GDSA are due by Licensee to GDSA within 30 days of invoice date created by GDSA.

5.	Licensee shall be responsible for Level 1 Customer Support only as defined in this wikipedia definition of Tier 1 or Level 1 support : https://en.wikipedia.org/wiki/Technical_support#Tier_1. GDSA will be responsible for Level 2 Technical Support as defined in this wikipedia definition of Tier 2 or Level 2 support : https://en.wikipedia.org/wiki/Technical_support#Tier_2 .

“Service Fee Revenue” means the service fees charged by GDSA for either of the Plan Offerings which are actually received by GDSA from a compliant End User or making use of one of the Plan Offerings in accordance with the terms of GDSA’s End User License Agreement and for greater certainty, Service Fee in accordance with the terms of GDSA’s End User License Agreement and for greater certainty, Service Fee Revenue shall not include, applicable taxes, credits to accounts, refunds and/or credit card charge backs.

“Marketing Materials” means creative and collateral content, in standard electronic or similar format, as well as graphics, banners, web-sites, vidéos and other marketing promotional and informative material created by GDSA or any of its affiliated entities.

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2. Appointment of Licesee.

2.1 Grant of License.

On the terms and conditions set out in this Agreement, GDSA hereby grants to Licensee and Licensee hereby accepts from GDSA the following:

●	An exclusive, non-transferable license to resell the Plan Offerings to Prospects or any Custom Plan Offering in The United States of America and Canada starting Effective Date for a PERPETUAL period unless terminated by GDSA in accordance with the Terms and Conditions of this Agreement.

Pursuant to this Agreement, Licensee shall market the Plan Offerings to Prospects. Prospects shall subscribe to the Plan Offerings by entering into an End User License Agreement with GDSA by signing direct contract with the Licensee. Acceptance of a Prospect as an End User shall remain in the full discretion of GDSA and GDSA reserves the right, in its discretion, to terminate an End User License Agreement with any such End User in accordance with the terms of the End User License Agreement. End User Agreements can be “Localized” by Licensee with the final approval and review of GDSA. Should Licensee want to have the absolute right to accept any End User, Licensee shall assume the entire liability of acceptance of End User, especially in regards to local government policies and laws enforced by the authorities governing the laws of said territory under which Licensee sells the Services.

2.2 Grant of License to Trade-mark.

On the terms and conditions contained in this Agreement, GDSA grants to Licensee, a non-exclusive, non-transferable license to use the GDSA’s trade names and trade-marks solely in connection with Licesee’s marketing of the Plan Offerings pursuant to this Agreement, provided that Licensee clearly identifies GDSA’s ownership of such names and/or marks including but not limited to all GlobeX Data® DigitalSafe® PrivaTalk® Securus® Sekur® and related brands and trade names and logomarks. All advertising and marketing materials prepared by Licensee for use in marketing the Plan Offerings must, prior to release by Licesee, shall be delivered to GDSA for review and approval, such approval not to be unreasonably withheld or delayed. Licensee agrees not to use any of GDSA’s trademarks, trade names, service marks, corporate names or logos or those of its affiliates (“Marks”) on any press release, advertising or marketing materials without GDSA’s prior written consent. Licensee agrees not to interfere or cause any third party to interfere with GDSA’s intellectual property rights. Licensee acknowledges that the use of the Marks is limited to the use set forth in this Agreement and that Licensee has not acquired and will not acquire any ownership rights therein. Licensee will not alter the text or graphics in any artwork provided by GDSA. Licensee acknowledges GDSA’s ownership of the Marks and agrees not to challenge such ownership rights and agrees that all use thereof inures to the benefit of GDSA. GDSA has the right to discontinue or alter the form, shape or artwork of the Marks. Licensee will maintain high-quality standards in the use of the Marks and not publish illegal materials or engage in illegal business activities in conjunction with any use of the Marks. Licensee will not use the Marks to disparage GDSA, its products or services, and agrees to abide by these terms and conditions. If Licensee is unable or unwilling to fully comply with these terms and conditions, Licensee’s rights to use any of the Marks will terminate and Licensee will immediately cease all use of the Marks. GDSA reserves the right to review any and all of Licensee’s use of the Marks to determine if such use is in compliance with this policy. Both parties may publicly release information related to this Agreement only with the written consent of the other party for each public statement or document. The right to use GDSA’s trade names and trade-marks terminates upon immediate termination of this Agreement.

2.3 Plan Offering and Trade Names and Trade-Marks.

All right, title and interest in and to the Plan Offerings and all components thereof, together with all right, title and interest in and to the Trade Names and Trade-Marks licensed above, remains with GDSA and its affiliateed companies. Except for the limited license granted above, GDSA reserves all other rights in and to the Plan Offerings and such Trade Names, Trade-Marks and Logo-Marks.

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3. Responsibilities of the Parties.

3.1 Best Efforts.

Licensee agrees to utilize its best efforts to assist and/or introduce the Plan Offerings to potential new and existing End Users and to market and promote the Plan Offerings to achieve the maximum extent of distribution of the Plan Offerings. Should Licensee build any collatéral material such as website, video, brochure or other, GDSA shall advise free of charge on any particulars of the Licensee’s collateral material in regards to GDSA’s trademark and logo usage and or content.

3.2 Standards.

Licensee will maintain high standards of professionalism and will at all times comply with all applicable laws and regulations and refrain from any unethical conduct or any other conduct that could damage the reputation of GDSA or the Plan Offerings. Licensee shall conduct its business so as to maintain and increase the goodwill and reputation of GDSA and the Plan Offerings.

3.3 No Side Letters.

Licensee shall not enter into any separate agreements or side letters with End Users regarding any portion of the subject matter addressed in GDSA’s End User License Agreement. Licensee shall not expand any representations or warranties beyond those expressed in GDSA’s End User License Agreement. Licensee has no authority, and shall not make representations, to bind GDSA to an End User License Agreement. Licensee shall not change or offer to change the contractual and/or financial terms of the End User License Agreement in any manner.

3.4 Marketing Support.

As a means of assisting Licesee, GDSA may, from time-to-time, provide Licensee with creative and collateral content, in standard electronic or similar format, as well as graphics, banners and other marketing promotional and informative material about GDSA and its Plan Offerings (the “Marketing Materials”). All right, title and interest in and to the Marketing Materials shall remain with GDSA (or its affiliated entities). Licensee shall not amend, alter or otherwise change the Marketing Materials without the prior written consent of GDSA.

3.5 Access to End User’s Computer or Computer Systems.

To the extent that an End User provides Licensee with an ability to access End User’s computer or computer systems by making use of the Remote Access, Licensee shall be solely responsible for obtaining any necessary consents and other permissions from the End User. Licensee hereby agrees to indemnify and hold harmless GDSA, its officers, directors, shareholders and third party providers and each of their respective heirs, executors, administrators, legal personal representatives, successors and assigns (collectively, the “Indemnitees”) from and against any and all costs, losses, expenses, claims, damages, actions, causes of action and deficiencies, which any of the Indemnitees may suffer or incur as a result of or arising directly or indirectly out of or in connection with Licensee having access to an End User’s computer or computer systems.

4. Term and Termination

4.1 This Agreement shall remain in full force and effect for a PERPETUAL term (the “Term”), commencing on the Effective Date unless terminated in accordance with this Agreement. If either Party breaches a material provision of this Agreement, the other Party may immediately terminate this Agreement upon written notice to the other Party. Termination under such provision shall have immediate effect.

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GDSA may terminate this Agreement at any time, should Licensee breach any part of this Agreement, upon written notice in accordance with this Agreement. In such case, Licensee will be entitled to invoice and receive from GDSA immediately all amounts due to Licensee by GDSA and so starting from the Termination date. Upon termination of this Agreement for any reason, all licenses granted under this Agreement shall immediately terminate, Licensee shall immediately cease reselling the Plan Offerings and, within five (5) days after such termination, Licenseeshall return all Marketing Materials to GDSA and shall destroy or return all Confidential Information to GDSA, without retaining any copies of such Marketing Materials and Confidential Information. All provisions of this Agreement, which by their nature should reasonably be expected to survive the termination of this Agreement shall survive the termination of this Agreement for any reason, including, without limitation, Sections 2.3, 4, 7, 8, 9, and 10. However, GDSA and Licensee commit to provide best efforts in their businesses in order to continue on a long term business relationship.

4.2 GDSA reserves the right to suspend or terminate Services, or any portion thereof, or terminate this Agreement upon one of the following events:

4.2.1 A breach of this written License Agreement (other than the payment of amounts due hereunder) and Licensee fails to cure such breach within thirty (30) calendar days after written notice of the breach;

4.2.2 A failure by Licensee to pay any amounts due to GDSA under this Agreement;

4.2.3 Licensee suffers any adverse financial change or takes or suffers any action as a result of its indebtedness, including without limitation a voluntary liquidation or period of inactivity, an action in bankruptcy, an assignment for the benefit of creditors, the appointment of a receiver or trustee or the liquidation of all or substantially all of its assets or GDSA determines that Licensee is not creditworthy;

4.2.4 Upon a determination by any governmental authority with jurisdiction over the parties that the provision of the Services under this Agreement is contrary to existing laws, rules or regulations;

4.2.5 The passage of adoption of any law, rule or regulation that in the reasonable judgement of GDSA will make it materially more expensive or difficult to provide the Services under this Agreement.

4.2.6 Either party may terminate the renewal of this Agreement upon thirty (30) days written notice prior to the expiration of the initial or any renewal term. In such case, Licensee will be entitled to invoice and receive from GDSA immediately all amounts due to Licensee by GDSA and so starting from the Termination date.

4.3 Upon the termination of this Agreement for any reason, GDSA will be entitled to immediately cease providing Services to Licesee. All amounts due to GDSA will become immediately due and payable upon such termination. GDSA shall continue to offer services to existing End Users until their membership for services expires. In the case of Termination due to a breach of of this Agreement, Licensee shall not be entitled to any Fees after termination date.

Notwithstanding the termination of this Agreement for any reason, the provisions of this Agreement that by their nature survive termination will continue to apply.

5. Compensation.

All out-of-pocket expenses incurred by Licensee in the process of referring a Prospect and meeting its obligations under this Agreement are the sole responsibility of the Licesee. On a monthly basis, on Licesee’s monthly billing date, GDSA shall credit Licesee’s bank account with the Licensee Fee payable to Licensee in respect of all Service Fee Revenue actually received by GDSA from an End User referred by Licensee in accordance with this Agreement. Licensee Fees shall not be payable in connection with any End User whose right to make use of the Plan Offering has been terminated by GDSA, in its discretion. Licensee Fees shall be credited against storage fees payable by Licensee in connection with Licesee’s own use of the Plan Offering. All payments to Licensee in principle shall be paid once per month as GDSA needs to have free and clear payment from End User’s credit card processing.

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Service Fee Revenue shall be paid, if at all, by the last day of the month following the date that GDSA actually receives payment for a Plan Offering (which payment shall be made on the last day of such month). By way of example, if a Service Fee Revenue payment is on January 10, GDSA would expect to receive payment on or about February 9 (30 days after first payment) and would expect to pay the Licensee on or about March 31st.

Licensee has also the option of collecting funds directly from End User. In this case, payment to GDSA is due ten (10) calendar days from receiving electronic invoice from GDSA and any late payment older than twenty (20) calendar days shall be ground for suspension of all accounts. Invoices shall be sent at the end of each calendar month. Failure of Licenseeto receive GDSA invoice shall not constitute an excuse for non payment to GDSA for Services rendered.

Payments from Licensee to GDSA shall commence for sales started from January 1st 2018.

6. Representations of the Parties.

Each party represents that it has the right to enter into this Agreement. GDSA DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OR CONDITIONS OF MERCHANTABILITY, MERCHANTABLE QUALITY AND FITNESS FOR A PARTICULAR PURPOSE.

7. Confidential Information.

GDSA and Licensee acknowledge that during the course of this Agreement, it may acquire information regarding the other Party (“Disclosure Party”) or its affiliates, its business activities and operations or those of its customers and suppliers, and its trade secrets including without limitation its customer lists, prospective customers, rates, network configuration, traffic volume, financial information, computer software, service, processes, methods, knowledge, research, development or other information of a confidential and proprietary nature (hereinafter “Confidential Information”). GDSA and Licensee (“Receiving Party”), who receive the Confidential Information shall hold such information in strict confidence and shall not reveal the same, except for any information which is: (a) generally available to or known to the public; (b) known to such party prior to the negotiations leading to this Agreement; (c) independently developed by such party outside the scope of this Agreement; or (d) lawfully disclosed by or to a third party or tribunal. The Receiving Party may disclose the Confidential Information pursuant to any judicial or governmental request, requirement or order provided, however, The Receiving Party takes all necessary steps to provide prompt and sufficient notice to the Disclosure Party so that the Disclosure Party may contest such request, requirement or order. The Confidential Information of the Disclosure Party shall be safeguarded by the Receiving Party to the same extent that it safeguards its own confidential materials or data relating to its own business and the Receiving Party agrees to limit access to such Confidential Information to employees, agents or representatives who have a need to know such information in order to perform the obligations set forth in this Agreement and further the matter of mutual interest described herein. The parties agree that an impending or existing violation of these confidentiality provisions would cause the Disclosure Party irreparable injury for which it would have no adequate remedy at law, and agree that the Disclosure Party may be entitled to obtain immediate injunctive relief prohibiting such violation, in addition to any rights and remedies available to it. The Receiving Party shall keep Confidential Information in strict confidence and shall not disclose it to any third party. The Receiving Party’s internal disclosure of Confidential Information shall be only to those employees having a need to know such information in connection with this Agreement and only insofar as such persons are bound by a nondisclosure agreement consistent to this Agreement. The Receiving Party shall only use Confidential Information provided to it for purposes of reselling the Plan Offerings in accordance with this Agreement. The Receiving Party shall promptly notify the Disclosure Party of any unauthorized disclosure or use of Confidential Information by any person.

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GDSA guarantees that no data stored by End User in GDSA’s data centre shall be used for any purpose. GDSA has no access to its End User stored data in its data centre. This is a firm company policy and has been firmly rooted into GDSA’s software architecture. Exception to this rule is only made in the event of a serious technical issue and at the demand of the End User for GDSA to try to remedy the technical situation, should there be one.

8. Waranty and Limitation of Liability and Disclaimer of Liability.

Services provided by GDSA hereunder shall be performed in a professional and workmanlike manner and shall substantially conform with the description of Services set forth in the Plan Offerings selected by End User for the duration of the Agreement and any renewals thereof. Should GDSA or Licensee breach this warranty, End User shall so notify Licensee in writing, and Licensee shall use reasonable diligence to remedy such breach within ten (10) days of receipt of End User’s notice.

GDSA WARRANTS THAT ALL DATA STORED IN ITS DATA CENTRE IN SWITZERLAND ARE 99.999% AVAILABLE AT ALL TIME. GDSA ALSO WARRANTS THAT NO ONE IN GDSA WILL ACCESS END USERS DATA STORED IN GDSA DATA CENTRE.

EXCEPT AS PROVIDED IN THIS PARAGRAPH, ALL SERVICES ARE DELIVERED WITHOUT WARRANTY OF ANY KIND, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF TITLE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT OF PROPRIETARY RIGHTS AND ANY WARRANTIES REGARDING THE SECURITY, RELIABILITY, TIMELINESS, AND PERFORMANCE OF THE SOFTWARE. IN NO EVENT SHALL GDSA BE LIABLE TO LICENSEEOR END USER FOR ANY AMOUNT IN EXCESS OF THE FEES ACTUALLY PAID BY END USER TO LICENSEEFOR THE PRECEDING THREE MONTHS FOR SERVICES PROVIDED HEREUNDER. IF THE SOFTWARE AND SERVICES ARE PROVIDED WITHOUT CHARGE, THEN GDSA SHALL HAVE NO LIABILITY TO LICENSEEOR END USER WHATSOEVER. IN NO EVENT SHALL GDSA BE LIABLE TO LICENSEEAND/OR END USER FOR DIRECT, INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR INTERRUPTION OF BUSINESS, LOSS OF DATA, CORRUPTION OF DATA, WHETHER SUCH DAMAGES ARE ALLEGED IN TORT, CONTRACT, INDEMNITY.

LICENSEE AND END USER UNDERSTAND AND AGREE THAT LICENSEE AND END USER DOWNLOAD AND/OR USE THE SOFTWARE AND SERVICE MADE AVAILABLE IN CONJUNCTION WITH OR THROUGH THE SOFTWARE OR SERVICE, AT LICENSEE AND END USER OWN DISCRETION AND RISK AND THAT LICENSEE AND END USER WILL BE SOLELY RESPONSIBLE FOR ANY DAMAGES TO LICENSEE AND END USER COMPUTER SYSTEM OR LOSS OF DATA THAT RESULTS FROM THE DOWNLOAD OR USE OF THE SOFTWARE OR SERVICE.

THE FOREGOING LIMITATIONS OF LIABILITY SHALL APPLY WHETHER THE DAMAGES ARISE FROM USE OR MISUSE OF AND RELIANCE ON THE SOFTWARE OR SERVICE, FROM INABILITY TO USE THE SOFTWARE OR SERVICE, OR FROM THE INTERRUPTION, SUSPENSION, OR TERMINATION OF THE SOFTWARE OR SERVICE (INCLUDING SUCH DAMAGES INCURRED BY THIRD PARTIES). SUCH LIMITATION SHALL APPLY NOTWITHSTANDING A FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY AND TO THE FULLEST EXTENT PERMITTED BY LAW.

THE SOFTWARE AND SERVICE ARE NOT INTENDED FOR USE IN CONNECTION WITH ANY INHERENTLY DANGEROUS APPLICATION THAT COULD RESULT IN DEATH, PERSONAL INJURY, CATASTROPHIC DAMAGE, OR MASS DESTRUCTION, AND LICENSEEAGREES THAT GDSA WILL HAVE NO LIABILITY OF ANY NATURE AS A RESULT OF ANY SUCH USE OF THE SOFTWARE.

The foregoing limitations include and apply to, without limitation, any liability arising out of the performance or failure to perform of any hardware, software, or Internet connection, from any errors, omissions, interruptions in or failure to provide Internet service; from interruptions in web page availability; from the consequences of computer viruses transferred over the Internet or otherwise; or from communication line failure, breach of security due to use of the Internet, or any loss of information or confidentiality due thereto.

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9. Status of the Parties.

It is expressly understood that the parties hereto are acting hereunder as independent contractors and under no circumstances shall any of the employees of one party be deemed to be employees of the other for any purpose. Nothing contained herein will in any way constitute any association, partnership, employment arrangement or joint venture between the Parties hereto, or be construed to evidence the intention of the Parties to establish any such relationship. Neither Party will have the power to bind the other Party or incur obligations on the other Party’s behalf without the other Party’s prior written consent. This Agreement shall not be construed as authority for either party to act on behalf of the other party in any agency or other capacity or to make commitments of any kind for the account of or on behalf of the other party except to the extent and for the purposes expressly provided for and set forth herein. Licensee agrees to be solely responsible for all costs related to its performance under this Agreement.

10. Miscellaneous.

10.1 Governing Law and Jurisdiction.

This Agreement shall be governed by the laws of the Republic and Canton of Geneva, Switzerland and the laws of Switzerland applicable therein. The convention on the International Sale of Goods shall not apply to this Agreement and is hereby disclaimed.

10.2 Severability.

If for any reason any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

10.3 Successors.

This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

10.4 Notices.

Any Notice which either Party hereto may be required or permitted to give to the other Party shall be in writing, and may be delivered personally, by private express courier, by registered, express or certified mail with postage prepaid, by fax or by email, subject to verbal confirmation that such fax or email was received. Any Notice provided to GDSA shall be delivered to GDSA at the following address: Rue du Rhône, 14 Geneva, GE-1204, Switzerland, Attention: CEO or via email at : sales@globexdata.ch. Any Notice provided to Licensee shall be delivered to Licensee at the address set out in the registration information provided by Licesee. Either Party to this Agreement may change its address for purposes of receipt of Notice by providing written Notice of such future change, utilizing the procedures stated herein.

10.5 Further Actions.

Each of the Parties agrees that it shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are consistent with the terms hereof.

10.6 Assignment.

This Agreement and the appointment of Licensee by GDSA hereunder are personal to Licensee and Licensee shall not have the right or ability to assign or transfer this Agreement (whether by operation of law or otherwise) or subcontract any obligations under this Agreement without the prior written consent of GDSA and any attempted assignment, transfer or subcontracting, without such prior written consent shall be null and void. GDSA may assign or transfer this Agreement or subcontract its obligations under this Agreement without the consent of Licesee. In the case of any merger or transfer in Licesee’s corporate structure, GDSA shall decide at that point to transfer, renew or terminate the License Agreement. GDSA shall not transfer such license to companies it deems as potential competitors to GDSA.

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10.7 Changes to the GlobeX Data SA Secure Cloud Services Licensee Agreement and Program.

This Agreement is subject to the terms and conditions of GDSA’s GlobeX Data SA Secure Cloud Services Licensee Agreement and Program (the “Program”). GDSA reserves the right to make prospective changes to the Program at any time and at its sole discretion upon written notice to Licesee. Changes may include but are not limited to changing the Plan Offering Fees, or the discontinuation of the Program.

10.8 Entire Agreement.

This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof and supersedes all prior understandings or agreements between the Parties with respect to such subject matter.

10.9 Set-off.

GDSA shall have the right to satisfy any amount from time to time owing by it to Licensee by way of set-off against any amount from time to time owing by Licensee to GDSA under this Agreement or in respect of any other obligation of Licenseeto GDSA. If Licensee collects funds directly from End User, this clause does not apply.

10.10 Language.

The Parties hereby express their wish that this contract and all related documents be drawn up in English.

10.11 Beta Service.

Licensee acknowledges and agrees that from time to time new and upgraded features and releases shall be offered as a beta version of such Plan Offerings (“Beta Service”) and as such: (a) Licensee acknowledges that the Beta Service is not at the level of performance and compatibility of a final, generally released product offering and may not operate properly, may contain “bugs”, and may be substantially modified by GDSA prior to commercial release; (b) Licesee’s license to or ability to make use of such Beta Service pursuant to this Agreement expires upon availability of a commercial release of that Beta Service from GDSA and (c) Licensee agrees that such Beta Service is provided “as is, where is” without warranty or condition of any kind and GDSA disclaims any liability obligations to Licensee or any End User or any third party of any kind with respect to such Beta Service. Licensee acknowledges that GDSA has not made any representations, promises or guarantees that the Beta Service will ever be announced or made available to anyone in the future. Licensee will be asked to provide feedback regarding the Beta Service and Licensee hereby grants to GDSA a perpetual, royalty-free worldwide license to use and/or incorporate such feedback into any GDSA product or service (including the Beta Service) at any time at the sole discretion of GDSA.

10.11 General Provisions Indemnification.

Licesee, at its own expense, shall defend, indemnify, and hold harmless GDSA, its agents, affiliates, successors, and assigns with respect to any claim or action brought against Licesee, its agents, affiliates, successors, and assigns arising out of or in connection with the operation, condition, or content of End User’s web page, web site, or other Internet graphical or non-graphical interface; any use of Internet facilities conducted or permitted by End User; the conduct of any business, advertising, marketing, or sales in connection therewith; and any negligent or illegal act or omission of End User or any of its agents, contractors, servants, employees, or other users or accesses. Licensee shall promptly notify GDSA of any such claim, shall provide reasonable assistance in connection with the defense and/or settlement thereof, and shall permit GDSA to control the defense and/or settlement thereof. If notified of any allegedly infringing, defamatory, damaging, obscene, illegal, or offensive use or activity, Licensee may (but shall not be required to) investigate the allegation, or refer it to End User or a third party for investigation, and GDSA reserves the right to remove or request the removal of the applicable content from the Web page or any other text or item linked to the Internet. If End User refuses such request, Licensee may, at its option, immediately remove the subject Web page or other text or item from the Internet, suspend the Services provided hereunder, or terminate this Agreement. GDSA shall not be liable for any damages incurred by End User as a result of such action.

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10.12 Waiver.

The failure of either party to give notice of default or to enforce compliance with any of the terms or conditions of this Agreement, the waiver of any term or condition of this Agreement, or the granting of an extension of time for performance, will not constitute a permanent waiver of any term or condition of this Agreement, and this Agreement and each of its provisions will remain at all times in full force and effect until modified by both parties in writing.

10.13 Amendment and Modification.

This Agreement shall not be valid until signed and accepted by a signatory duly authorized to legally bind the parties hereto. No change, amendment, modification, termination or attempted waiver of any of the provisions set forth herein shall be binding unless made in writing and signed by a duly authorized representative of both parties hereto, and no representation, promise, inducement or statement of intention has been made by either party which is not embodied herein.

10.14 Notices.

Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes upon receipt only when mailed first class mail or by nationally recognized overnight courier service, duly addressed and with proper postage, to the address set forth below or such other address as may be provided by the other party in writing for the purpose of receiving such notices including email. All notices required under this Agreement shall be addressed as follows:

If to GDSA:

GlobeX Data SA, Rue du Rhône, 14, Geneva, GE-1204, Switzerland.

Email : sales@globexdata.ch

If to Licesee:

GlobeX Data, Inc., 1420 Fifth Avenue, suite 2200, Seattle, WA 98101, USA.

Email : sales@globexdata.us

10.15 Severability.

If any provision of this Agreement is held invalid or otherwise unenforceable, the enforceability of the remaining provisions shall not be impaired thereby and, in such an event such provisions shall be interpreted so as to best accomplish the intent of the parties within the limits of applicable law.

10.16 Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together will constitute on and the same instrument.

10.17 Entire Agreement.

This Agreement, including any exhibits attached hereto if any, sets forth the entire agreement and understanding of the parties hereto and supersedes and merges any and all prior proposals, negotiations, representations, agreements, arrangements or understandings, both oral and written, relating to the subject matter hereof. The parties hereto have not relied on any proposal, negotiation or representation, whether written or oral, that is not expressly set forth herein.

SIGNATURE PAGE FOLLOWS

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GlobeX Data SA® Secure Cloud Services

Licensee License Agreement and Program

IN WITNESS WHEREOF the parties hereto have entered into this Agreement as of the date first above written.

FOR GDSA:	GlobeX Data S.A. with Registry No. CH-660-2009007-7

By its authorised signatory:

Name: Alain Ghiai

Title: CEO

Date:

FOR LICESEE:	Globex Data, Inc. With Registry No. with EIN 46-1440118

By its authorized signatory:

Name:

Title:

Date:

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